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Exhibit 5.4

94 Solaris Avenue Camana Bay P.O. Box 1348 Grand Cayman, KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647 mourantozannes.com

Transocean Partners LLC
Transocean RIGP DCL Opco Limited
Transocean RIGP DD3 Opco Limited
Transocean RIGP DIN Opco Limited
Triton RIGP DCL Holding Limited
Triton RIGP DD3 Holding Limited
Triton RIGP DIN Holding Limited
Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland
United Kingdom

6 August 2015

Dear Sirs

Re: Shelf Registration Statement on Form S-3

        We are acting as counsel to Transocean Partners LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the Company), and Transocean RIGP DCL Opco Limited, Transocean RIGP DD3 Opco Limited, Transocean RIGP DIN Opco Limited, Triton RIGP DCL Holding Limited, Triton RIGP DD3 Holding Limited and Triton RIGP DIN Holding Limited, each an exempted company limited by shares incorporated under the laws of the Cayman Islands of which the Company owns 51% of the equity interests and each a guarantor of Debt Securities (as defined herein) (the Subsidiary Guarantors and together with the Company, the Transocean Entities) in connection with the filing by the Transocean Entities and other subsidiaries of the Company of a Registration Statement on Form S-3 (the Registration Statement) with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). This opinion letter is being furnished to you at your request in connection with such filing.

        The Registration Statement relates to the proposed offer and sale from time to time of certain securities (the Securities), including debt securities of the Company, which may be either senior or subordinated, including debt securities that are exchangeable for or convertible into limited liability company interests of the Company (the Debt Securities), and guarantees by one or more of the Subsidiary Guarantors of payments of the principal of, and any premium and interest on, one or more series of the Debt Securities (the Guarantees).

        The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement (each a Prospectus Supplement). Each series of Debt Securities, together with any related Guarantees, is to be issued pursuant to an indenture, as amended or supplemented from time to time, between the Company and Wells Fargo Bank, National Association, as trustee, with such indenture to be substantially in the form filed as an exhibit to the Registration Statement.

        In rendering the opinion set forth below, we have considered such matters of law and of fact as we have deemed appropriate as a basis for the opinion hereinafter set forth herein. We have also examined a copy of the amended and restated memorandum and articles of association of each Subsidiary Guarantor as adopted on 24 July 2014 (the M&A), a copy of the Registration Statement and the form of indenture to be filed as an exhibit to the Registration Statement. In such examinations, we have assumed (and have not independently verified) the genuineness and completeness of all documents (and all signatures, initials, stamps or seals on them) and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies and that the M&A of each Subsidiary Guarantor are, and at the time of issuance by any Guarantee by it, will be, in full force and effect and have not been and will not be amended or supplemented. We have also conducted a search of the Register of Writs and Other Originating Process maintained by the Clerk of the Court of the Grand Court of the Cayman Islands in respect of each Subsidiary Guarantor.

        We have assumed with your permission that (i) the Registration Statement (including any post-effective amendment) shall have become effective under the Securities Act and that the Securities will be offered and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ii) the Company at the time of sale of any Debt Securities by it, and each Subsidiary Guarantor at the time of issuance of any Guarantee by it, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions, with the power and authority to issue such Debt Securities or Guarantees and to enter into all requisite agreements in connection therewith; (iii) all Debt Securities issuable by the Company will have been duly authorized and established; (iv) an indenture with respect to any Debt Securities and any related Guarantees offered and a purchase, underwriting or similar agreement with respect thereto will have been duly authorized and validly executed and delivered by the Company and any Subsidiary Guarantor, as applicable, and the other parties thereto; (v) each party to the indenture and/or such purchase, underwriting or similar agreement will have entered into and delivered and will perform such documents in good faith, for commercial purposes, on arms length terms, for the purpose of carrying on its business and as principal on its own behalf and not on behalf of any other person or in any other capacity; and (vi) the opinion set out below will not be affected by any law or public policy of any foreign jurisdiction. Further, to the extent that the obligations of the Company or any Subsidiary Guarantor under any indenture may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (vii) the trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (viii) the trustee will have the requisite organizational and legal power and authority to perform its obligations under the indenture; (ix) the indenture will have been duly authorized, executed and delivered by the Company or Subsidiary Guarantor, as applicable, and by the trustee and will constitute the valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; and (x) the trustee will be in compliance, with respect to acting as a trustee under the indenture, with all applicable laws and regulations.

        This opinion is to be governed by, and construed in accordance with, the laws of the Cayman Islands in force on the date of this opinion. This opinion is limited to the matters expressly stated in it. We have made no investigation and express no opinion with respect to the laws of any other jurisdiction.

        This opinion is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the following paragraph. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that when (a) appropriate corporate action has been taken by a Subsidiary Guarantor to authorize the form and terms of any series of Guarantees by such Subsidiary Guarantor and to approve the issuance and terms of the offering of such Guarantee and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor and (b) such Guarantee has been issued in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of such Subsidiary Guarantor, then, upon the happening of such events, such Guarantees will be validly issued and will constitute valid, binding and enforceable obligations of such Subsidiary Guarantor, subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, winding up, liquidation, moratorium and other laws of general application affecting the rights of creditors generally and to the following qualification regarding enforceability. The term enforceable in the context of this opinion means that the obligations are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances or in accordance with their terms. In particular, but without limitation:

  (a)
  enforcement may be limited by general principles of equity;

  (b)
  some claims may become time barred or may be or become subject to rights and defences of set off, counterclaim, estoppel and similar defences;

  (c)
  where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

  (d)
  obligations that may be regarded as penalties may not be enforceable;

  (e)
  the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to any document in matters where they determine that such proceedings may be tried in a more appropriate forum;

  (f)
  any provision in any document that purports to fetter any statutory power may be unenforceable; and

  (g)
  enforcement of obligations may be invalidated by reason of mistake, frustration, fraud, duress, misrepresentation and/or undue influence.

        For the purposes of this opinion, we have only examined the documents listed, and carried out the searches specified, in the fourth paragraph hereof. We have not examined any term or instrument incorporated by reference, or otherwise referred to, in any such document and we offer no opinion on any such term or instrument.

        We offer no opinion: (a) on the commercial terms of any document or whether those terms reflect the intentions of the parties; (b) on any representation or warranty made or given in any document; (c) as to whether the parties will be able to perform their obligations under any document; or (d) the accuracy or reasonableness of any fact, statement and/or assumption in any document.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ Mourant Ozannes

Mourant Ozannes

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  Exhibit 5.4